AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1997
                                               REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                        OCEANEERING INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                             16001 PARK TEN PLACE, SUITE 600
(State or Other Jurisdiction of                       HOUSTON, TEXAS
Incorporation or Organization)          (Address of Principal Executive Offices)
                                                        77084
                                                      (Zip Code)

                                   95-2628227
                                (I.R.S. Employer
                               Identification No.)

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            1996 INCENTIVE PLAN OF OCEANEERING INTERNATIONAL, INC.
                           (Full title of the plan)
- ------------------------------------------------------------------------------

                          GEORGE R. HAUBENREICH, JR.
                VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       OCEANEERING INTERNATIONAL, INC.
                       16001 PARK TEN PLACE, SUITE 600
                             HOUSTON, TEXAS 77084
                   (Name and Address of Agent for Service)

                    Telephone Number, Including Area Code,
                            of Agent for Service:
                                (281) 578-8868

                                   copy to:
                                 JOEL SWANSON
                            BAKER & BOTTS, L.L.P.
                             3100 ONE SHELL PLAZA
                          HOUSTON, TEXAS 77002-4995

                       CALCULATION OF REGISTRATION FEE

========================================================================================
                                                          Proposed
      Title of            Amount    Proposed Maximum      Maximum          Amount of
  Securities to be        to be      Offering Price   Aggregate Offering  Registration
     Registered         Registered    Per Share(1)         Price(1)          Fee
- ----------------------------------------------------------------------------------------
Common Stock (par value
  $.25 per share)(2)... 1,165,000         $23.3438      $27,195,527.00   $8,241.07
========================================================================================

  (1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price reported on the New York Stock Exchange Composite Tape on September 2, 1997.
  (2)  Includes associated preferred stock purchase rights.
- ------------------------------------------------------------------------------

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

  Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

  This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by Oceaneering International, Inc., a Delaware corporation (the "Company"):

       1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (File No. 1-10945).

       2. The Company's latest Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 1-10945).

       3. The description of the Company's common stock, par value $.25 per share ("Common Stock") contained in the Company's Registration Statement on Form 8-A, as amended.

       4. The description of the Company's Rights to Purchase Series B Junior Participating Preferred Stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A, as amended.

  Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

  Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

  Not Applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

  Mr. Haubenreich, who is passing on the legality of the Common Stock offered hereby, has been granted options to purchase 14,000 shares of common stock and 27,152 shares of restricted common stock under the 1996 Incentive Plan.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE GENERAL CORPORATION LAW

  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

CERTIFICATE OF INCORPORATION

  Article Thirteen of the Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or any of its stockholders for monetary damages resulting from a breach of fiduciary duty involving any act or omission of any such director occurring on or after August 15, 1986; provided, however, that such provision does not eliminate or limit the liability of any director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, section 174 of the Delaware Code or (iv) for any transaction from which such director derived an improper personal benefit.

BYLAWS

  The Bylaws of the Company contain the following provisions:

                                  ARTICLE IX
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

       SECTION 1. (a) The corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or other interests or which it is a creditor, against any expenses and costs, including, but not limited to, legal and accounting fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that no indemnification shall be made to any such person who is adjudged in such action, suit or proceeding to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       (b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       (c) The determination that any person is entitled to indemnification under subsection (a) shall be made (i) by a majority vote of a quorum of the Board of Directors consisting of Directors who were not parties to such action, suit or proceeding, or (ii) upon the written opinion of independent legal counsel requested by the Board of Directors, or (iii) by the stockholders of the corporation.

       SECTION 2. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation to such person in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount in the event that it shall ultimately be determined that he is not entitled to indemnification by the corporation as authorized by these bylaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

       SECTION 3. The indemnification and advancement of expenses provided by or granted pursuant to these bylaws shall not be deemed exclusive of any other right to indemnification and advancement of expenses to which such persons may be entitled under any law, charter or bylaw of the corporation, agreement, vote of the stockholders or disinterested Directors or otherwise, whether as to action taken in his official capacity or as to action in any other capacity while holding such office, and such indemnification and advancement of expenses shall continue and inure to the benefit of persons who have ceased to be a Director, officer, employee or agent, and the heirs, executors and administrators of such a person.

       SECTION 4. The Board of Directors may from time to time in behalf of the corporation purchase and maintain insurance on behalf of any person who is or was a Director, officer or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this bylaw.

1996 INCENTIVE PLAN

  In addition, Section 6 of the Company's 1996 Incentive Plan (the "Incentive Plan") provides that certain directors and officers administering the Incentive Plan shall not be liable for anything done or omitted to be done by him or her in connection with the performance of duties under the Incentive Plan, except for his or her own willful misconduct or as expressly provided by statute.

  The above discussion of the Company's Certificate of Incorporation, Bylaws, Incentive Plan and Section 145 of the Delaware General Corporation Law is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

  Not Applicable.

ITEM 8. EXHIBITS

  The following documents are filed as a part of this registration statement or incorporated by reference herein:

   EXHIBIT
     NO.                                DESCRIPTION
   -------                              -----------
      4.1*     -- Amended Certificate of Incorporation of the Company (filed as
               Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended March 31, 1988, File No. 0-8418).

      4.2*     -- Amended Bylaws of the Company (filed as Exhibit 3(b) to the
               Company's Annual Report on Form 10-K for the year ended March 31,
               1987, File No. 0-8418).
      4.3*     -- Amendment to Certificate of Incorporation of the Company
               (filed as Exhibit 4(b) to the Company's Registration Statement on
               Form S-8, Registration No. 33-36872).
      4.4*     -- Amendment to Bylaws of the Company (filed as Exhibit 3(d) to the Company's Annual Report on Form 10-K for the year ended March
               31, 1991, File No. 0-8418).
      4.5*     -- Amendment to Bylaws of the Company (filed as Exhibit 2 to the
               Company's Current Report on Form 8-K dated November 1992, File
               No. 1-10945).
      4.6*     -- Specimen Stock Certificate for Common Stock (filed as Exhibit
               4(a) to the Company's Annual Report on Form 10-K for the year ended March 31, 1993, File No. 1-10945).
      4.7*     -- Shareholder Rights Agreement dated November 20, 1992 (filed as
               Exhibit 1 to the Company's Current Report on Form 8-K dated
               November 1992, File No. 1-10945).
      4.8*     -- Bank Credit Agreement dated April 12, 1995 (filed as Exhibit
               4.04 to the Company's Annual Report on Form 10-K for the year ended March 31, 1995, File No. 1-10945).
      4.9*     -- Amended and Restated Bank Credit Agreement dated June 12, 1996
               (filed as Exhibit 4.05 to the Company's Annual Report on Form
               10-K for the year ended March 31, 1996, File No. 1-10945).
      4.10*    -- 1996 Incentive Plan of Oceaneering International, Inc. (filed as Exhibit 10.02 to the Company's Quarterly Report on Form 10-Q
               for the six months ended September 30, 1996, File No. 1-10945).
      5        -- Opinion of George R. Haubenreich, Jr.
     23.1      -- Consent of George R. Haubenreich, Jr. (included in Exhibit 5).
     23.2       -- Consent of Arthur Andersen LLP, independent public
               accountants.
     24        -- Powers of Attorney.
- ---------------
* Incorporated herein by reference as indicated.

ITEM 9. UNDERTAKINGS

  (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and
  (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of September, 1997.

                                    OCEANEERING INTERNATIONAL, INC.

                                    By:  /S/   JOHN R. HUFF
                                       John R. Huff
                                       Chairman of the Board,
                                       President, Chief Executive Officer
                                       and Director

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 8th day of September, 1997.

         SIGNATURE                            TITLE
         ---------                            -----
/s/    JOHN R. HUFF           Chairman of the Board, President, Chief Executive
       John R. Huff               Officer and Director (Principal Executive
                                  Officer)
/s/  MARVIN J. MIGURA         Senior Vice President and Chief Financial Officer
     Marvin J. Migura             (Principal Financial Officer)

/s/ RICHARD V. CHIDLOW        Controller and Chief Accounting Officer
    Richard V. Chidlow            (Principal Accounting Officer)

*    CHARLES B. EVANS         Director
     Charles B. Evans

*     DAVID S. HOOKER         Director
      David S. Hooker

*    D. MICHAEL HUGHES        Director
     D. Michael Hughes

*    HARRIS J. PAPPAS         Director
     Harris J. Pappas

* By: /s/ GEORGE R. HAUBENREICH, JR.
          George R. Haubenreich, Jr.
          Attorney-in-Fact

                                 EXHIBIT INDEX

   EXHIBIT
     NO.                                DESCRIPTION
   -------                              -----------
      4.1*     -- Amended Certificate of Incorporation of the Company (filed as
               Exhibit 3(a) to the Company's Annual Report on Form 10-K for the
               year ended March 31, 1988, File No. 0-8418).
      4.2*     -- Amended Bylaws of the Company (filed as Exhibit 3(b) to the
               Company's Annual Report on Form 10-K for the year ended March 31,
               1987, File No. 0-8418).
      4.3*     -- Amendment to Certificate of Incorporation of the Company
               (filed as Exhibit 4(b) to the Company's Registration Statement on
               Form S-8, Registration No. 33-36872).
      4.4*     -- Amendment to Bylaws of the Company (filed as Exhibit 3(d) to the Company's Annual Report on Form 10-K for the year ended March
               31, 1991, File No. 0-8418).
      4.5*     -- Amendment to Bylaws of the Company (filed as Exhibit 2 to the
               Company's Current Report on Form 8-K dated November 1992, File
               No. 1-10945).
      4.6*     -- Specimen Stock Certificate for Common Stock (filed as Exhibit
               4(a) to the Company's Annual Report on Form 10-K for the year ended March 31, 1993, File No. 1-10945).
      4.7*     -- Shareholder Rights Agreement dated November 20, 1992 (filed as
               Exhibit 1 to the Company's Current Report on Form 8-K dated
               November 1992, File No. 1-10945).
      4.8*     -- Bank Credit Agreement dated April 12, 1995 (filed as Exhibit
               4.04 to the Company's Annual Report on Form 10-K for the year ended March 31, 1995, File No. 1-10945).
      4.9*     -- Amended and Restated Bank Credit Agreement dated June 12, 1996
               (filed as Exhibit 4.05 to the Company's Annual Report on Form
               10-K for the year ended March 31, 1996, File No. 1-10945).
      4.10*    -- 1996 Incentive Plan of Oceaneering International, Inc. (filed as Exhibit 10.02 to the Company's Quarterly Report on Form 10-Q
               for the six months ended September 30, 1996, File No. 1-10945).
      5        -- Opinion of George R. Haubenreich, Jr.
      23.1     -- Consent of George R. Haubenreich, Jr. (included in Exhibit 5).
      23.2     -- Consent of Arthur Andersen LLP, independent public
               accountants.
      24       -- Powers of Attorney.
- ---------------
*   Incorporated herein by reference as indicated.